UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2024

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's stockholders holding and entitled to vote 208,002,257 shares of the Company's Common Stock, or approximately 94% of the total outstanding shares of the Company's Common Stock on the record date for the Annual Meeting were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following three proposals, each of which is described in detail in the Company’s 2024 Proxy Statement. The final voting results are reported below.

Proposal 1: To elect eight directors to serve until the 2025 Annual Meeting of Stockholders:

Director	For	Against	Abstain	Broker Non-Votes
Richard Belluzzo	159,926,486	33,314,207	52,548	14,709,016
Keith Barnes	179,699,951	13,541,743	51,547	14,709,016
Laura Black	190,455,732	2,789,319	48,190	14,709,016
Donald Colvin	192,331,511	913,256	48,474	14,709,016
Doug Gilstrap	190,479,327	2,764,345	49,569	14,709,016
Masood Jabbar	189,694,774	3,549,407	49,060	14,709,016
Oleg Khaykin	190,251,425	2,996,749	45,067	14,709,016
Joanne Solomon	192,435,032	803,600	54,609	14,709,016

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2025:

For	Against	Abstain
205,481,974	2,462,217	58,066

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
181,920,859	11,277,544	94,838	14,709,016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

Date: November 13, 2024	By:	/s/ Kevin Siebert
	Name:	Kevin Siebert
	Title:	Senior Vice President, General Counsel & Secretary